UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2006

Xenomics, Inc.

(Exact name of registrant as specified in its charter)

Florida	04-3721895
(State or other jurisdiction	IRS Employer
of incorporation or organization)	Identification No.)

420 Lexington Avenue, Suite 1701
New York, New York 10170
(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0808

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01       Entry into a Material Definitive Agreement.

The information required to be disclosed in this Item 1.01 is incorporated herein by reference from Item 3.02.

Item 3.02       Unregistered Sales of Equity Securities.

On December 21, 2006, Xenomics, Inc. (the “Company”) closed a private placement of 1,000,000 shares of common stock and 500,000 warrants (the “Warrants”) to an overseas institutional investor for aggregate gross proceeds of $1,000,000 pursuant to a Securities Purchase Agreement dated as of December 21, 2006 (the “SPA”). The Warrants are immediately exercisable at $1.25 per share and are exercisable at any time within six (6) months from the date of  issuance. The Company paid an aggregate $80,000 to a selling agent.

In connection with the offer and sale of securities to the investor, the Company relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder.

The SPA includes a provision which grants registration rights to the investor with respect to the shares of common stock and warrants issued to the investor pursuant to the SPA. Pursuant to the SPA, the Company is required to file a registration statement under the Securities Act of 1933 covering the resale of the registrable securities on or prior to 15 calendar days after the earlier of the closing of a financing or series of financings in which the Company raises an aggregate of $5,000,000 or May 14, 2007. The Company will pay all expenses incurred in connection with the registration described above, except for underwriting discounts and commissions.

Item 4.01       Changes in Registrant’s Certifying Accountant.

On December 22, 2006, Lazar Levine & Felix LLP, resigned as the Company’s principal accountants.

None of the reports of Lazar Levine & Felix LLP on the Company’s financial statements for the past two fiscal years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to audit scope or accounting principles.   However, the audit report on the financial statements for the year ended January 31, 2006 did contain an explanatory paragraph regarding the Company’s ability to continue as a going concern.

During the Company’s most recent fiscal year and any subsequent interim period up to and including the date of the resignation of Lazar Levine & Felix LLP, there have been no disagreements with Lazar Levine & Felix LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Lazar Levine & Felix LLP would have caused them to make reference thereto in their report on the financial statements for such periods.

On December 27, 2006 the Company provided a draft copy of this report on Form 8-K to Lazar Levine & Felix LLP, requesting their comments on the information contained therein.  The responsive letter from Lazar Levine & Felix LLP is herewith filed as an exhibit to this current report on Form 8-K.

Item 9.01               Financial Statements and Exhibits

(c)     Exhibits.

4.1                                 Form of Common Stock Purchase Warrant.

10.1                           Form of Securities Purchase Agreement among Xenomics, Inc. and the purchasers identified on the signature pages thereto.

16.1                           Letter on Change of Certifying Accountant.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 28, 2006

XENOMICS, INC.

By:	/s/ Frederick Larcombe
Frederick Larcombe
Chief Financial Officer